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                                                                Exhibit 99.1

                               CORVEL CORPORATION

                    RESTATED 1988 EXECUTIVE STOCK OPTION PLAN

                      AS RESTATED AND THROUGH JUNE 21, 1996
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                                   ARTICLE ONE

                                     GENERAL


     I.     PURPOSES OF THE PLAN

            A. This Restated 1988 Executive Stock Option Plan (the "Plan"), as restated through June 21, 1996, is intended to promote the interests of CorVel Corporation, a Delaware corporation (the "Company"),(1) by providing a method whereby (i) key employees (including officers and directors) of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations),
(ii) the non-employee members of the Company's Board of Directors (the "Board"), and (iii) consultants and independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations) are to be offered equity incentives and rewards intended to encourage such individuals to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and to continue to render services to the Company or its parent or subsidiary corporations.

            B. For purposes of the Plan, the following definitions shall be in effect:

                  COMMON STOCK: The Common Stock issuable under the Plan shall be shares of the Company's common stock, $.0001 par value.

                  EMPLOYEE: An individual shall be considered to be an Employee for so long as such individual remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the method and manner of performance.

                  FAIR MARKET VALUE: The Fair Market Value per share of Common Stock on any relevant date under the Plan shall be the closing selling price per share of Common Stock on such date, as quoted by the National Association of Securities Dealers through the Nasdaq National Market (or any successor system). Should the Common Stock become traded on a national securities exchange, then the Fair Market Value per share shall be the closing selling price on such exchange on the date in question, as such price is quoted on the composite tape of transactions on such exchange. If there is no closing selling price of Common Stock on the Nasdaq National

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(1) The Company was previously known as FORTIS Corporation and assumed all of the rights and responsibilities of FORTIS Corporation, a Minnesota corporation ("FORTIS Minnesota"), with respect to the Plan pursuant to the Agreement and Plan of Merger by and between the Company and FORTIS Minnesota, effective May 16, 1991, under which FORTIS Minnesota changed its state of incorporation from Minnesota to Delaware by merging with and into the Company which was a wholly owned subsidiary of FORTIS Minnesota.


                                       2.
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      Market (or national securities exchange) on the date in question, then the
      Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  OPTIONEE: Any person to whom an option is granted under the Discretionary Option Grant Program of Article Two or the Automatic Option Grant Program of Article Three of this Plan.

                  PARENT: A corporation shall be deemed to be a parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  SECTION 16(b) INSIDER: An individual shall be considered to be a Section 16(b) Insider on any relevant date under the Plan if such individual is at the time subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") by reason of his or her affiliation with the Company.

                  SERVICE PROVIDER: An individual shall be deemed to be a Service Provider for the Company for so long as such individual renders service on a periodic basis to the Company or one or more of its parent or subsidiary corporations as an Employee.

                  SUBSIDIARY: A corporation shall be deemed to be a subsidiary of the Company if it is one of the corporations (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. For purposes of all non-statutory option grants under the Plan and all Corporate Transaction provisions of the Plan, the term "subsidiary" shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.

            C. Stock option grants made to any individual under the Discretionary Option Grant Program of Article Two shall not in any way affect, limit or restrict such individual's eligibility to participate in any other stock plan or other compensation or benefit plan, arrangement or practice now or hereafter maintained by the Company or any parent or subsidiary corporation.


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    II.     STRUCTURE OF THE PLAN

            A. Stock Programs. The Plan shall be divided into two separate components: the Discretionary Option Grant Program specified in Article Two and the Automatic Option Grant Program specified in Article Three. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Committee, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Board will receive at periodic intervals special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three.

            B. General Provisions. Unless the context clearly indicates otherwise, the provisions of Articles One and Four shall apply to both the Discretionary Option Grant Program and the Automatic Option Grant Program and shall accordingly govern the interests of all individuals under the Plan.

   III.     ADMINISTRATION OF THE PLAN

            A. The Plan shall be administered by the Company's Compensation Committee (the "Committee") consisting of two (2) or more members of the Board appointed by the Board. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. However, no Board member shall be eligible to serve on such Committee if such individual shall have received, at any time during the twelve (12)-month period preceding the date of his or her appointment to the Committee, any stock options, stock appreciation rights or stock issuances under this Plan or under any other stock option, stock appreciation, stock bonus, stock purchase or other stock plan of the Company or its parent or subsidiary corporations other than options granted pursuant to the Automatic Option Grant Program or stock issuances made pursuant to the exercise of outstanding options granted under the Plan prior to May 15, 1991.

            B. Subject to the express provisions of the Plan, the Committee shall have the sole and exclusive authority with respect to the Discretionary Option Grant Program:

                  (i) to make option grants to any and all eligible individuals;

                  (ii) to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable in administering the Discretionary Option Grant Program; and

                  (iii) to change the terms and conditions of any outstanding option grant under this Article Two, provided such action does not, without the consent of the holder, adversely affect the rights and obligations such individual may have under the outstanding grant.


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            C. Determinations of the Committee on all matters relating to the
Plan and any option grants or stock issuances made hereunder shall be final, binding and conclusive on all persons having any interest in the Plan or any options granted or shares issued under the Plan.

            D. Administration of the Automatic Option Grant Program shall be self- executing in accordance with the express terms and conditions of Article Three, and the Committee shall exercise no discretionary functions with respect to option grants made pursuant to that program.

    IV.     ELIGIBILITY

            A. The persons eligible to receive option grants under the Discretionary Option Grant Program are as follows:

                (i) key employees of the Company (or its parent or subsidiary corporations) who are members of the management team and who render services which contribute directly to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to directly contribute to the future success and growth of the Company (or its parent or subsidiary corporations); and

               (ii) those consultants or independent contractors who provide valuable services to the Company (or its parent or subsidiary corporations).

            B. Non-employee members of the Board shall not participate in the Discretionary Option Grant Program or in any other stock option, stock appreciation right, stock bonus, stock purchase or other stock plan of the Company or its parent or subsidiary corporations. Such non-employee Board members shall, however, be eligible to receive automatic option grants pursuant to the provisions of Article Three.

     V.     STOCK SUBJECT TO THE PLAN

            A. The Common Stock issuable under the Plan shall be made available either from authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Company on the open market. The aggregate number of shares of Common Stock issuable over the term of this Plan shall not exceed 1,535,000 shares (subject to adjustment from time to time in accordance with paragraph V.C. below).

            B. Should an option granted under this Plan expire or terminate for any reason prior to exercise or surrender in full (including options cancelled in accordance with the cancellation-regrant provisions of Section V of Article
Two), the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under this Plan. Shares subject to stock appreciation rights exercised in accordance with the Stock Appreciation Rights provisions of Section II of Article Two and Section III of Article Three and all stock issuances under the Plan, whether or not the


                                       5.
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shares are subsequently repurchased by the Company pursuant to its repurchase rights under the Plan, shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under this Plan. Should the exercise price of an outstanding option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an outstanding option under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised, and not by the net number of shares of Common Stock actually issued to the option holder.

            C. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, then appropriate adjustments shall be made by the Committee to (i) the aggregate number and/or class of securities issuable under the Plan, to reflect the effect of such change upon the Company's capital structure, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options and separately exercisable stock appreciation rights over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to non-employee Board members under the Automatic Option Grant Program, (iv) the number and/or class of securities and the exercise price per share of the stock subject to each option outstanding under the Plan in order to preclude the dilution or enlargement of benefits thereunder and (v) the number and/or class of securities and the exercise price per share in effect under each outstanding stock appreciation right in order to preclude the dilution or enlargement of benefits thereunder. All adjustments made by the Committee pursuant to this paragraph V.C. shall be final, binding and conclusive.

            D. In the event that (i) the Company is the surviving entity in any Corporate Transaction which does not result in the termination of outstanding options pursuant to the Corporate Transaction provisions of the Plan or (ii) the outstanding options under the Plan are to be assumed in connection with such Corporate Transaction, then each such continuing or assumed option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share, provided the aggregate option price shall remain the same. In addition, the number and class of securities which remain issuable under this Plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

            E. From and after January 1, 1994, in no event may any one individual participating in the Plan be granted stock options and separately exercisable stock


                                       6.
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appreciation rights exceeding 800,000 shares in the aggregate over the term of the Plan, subject to adjustment from time to time in accordance with the provisions of Section V.C.


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                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM

     I.     TERMS AND CONDITIONS OF OPTIONS

            A. The Committee shall have sole and exclusive authority (subject to the express provisions of the Plan) to determine which eligible individuals are to be granted options under the Discretionary Option Grant Program, the number of shares to be covered by each such option, the status of the granted option as either an incentive stock option which meets the requirements of Section 422 of the Internal Revenue Code ("Incentive Option") or a non-statutory option not intended to meet such requirements, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding.

            B. The granted options shall be evidenced by instruments in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with the terms and conditions specified below.

            1.    Option Price.

                  a. The option price per share shall be fixed by the Committee, but in no event shall the option price per share be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the date of the option grant.

                  b. The option price shall become immediately due upon exercise of the option and shall, subject to the loan provisions of Section I of Article Four, be payable in one of the alternative forms specified below:

                        1. full payment in cash or check payable to the Company's order; or

                        2. full payment in shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings (which in any event shall not be less than six (6) months) and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                        3. full payment in a combination of shares of Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings (which in any event shall not be less than six (6) months) and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order, equal in the aggregate to the option price; or

                        4. full payment through a special sale and remittance procedure pursuant to which the Optionee is to provide irrevocable written instructions


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(i) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

                  c. The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified in clause 4 of subparagraph b. is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.

            2.    Term and Exercise of Options.

                      (i) Each option granted under the Discretionary Option Grant Program shall be exercisable in one or more installments as shall be determined by the Committee and set forth in the instrument evidencing such option; provided, however, no such option shall have a maximum term in excess of ten (10) years.

                     (ii) During the lifetime of the Optionee, the option, together with any stock appreciation rights pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee otherwise than by a transfer effected by the Optionee by will or by the laws of descent and distribution following the Optionee's death.

            3.    Termination of Service.

                     (i) Should an Optionee cease to be a Service Provider for any reason including death or permanent disability as defined in Section 22(e)(3) of the Internal Revenue Code (other than termination set forth in subparagraph (iii) below) while the holder of one or more outstanding options under this Article Two, then such options shall not be exercisable at any time after the earlier of (i) the specified expiration date of the option term or
(ii) the expiration of the limited period of time (not to exceed twelve (12) months after the Optionee ceases to be a Service Provider) specified by the Committee in the option agreement. Each such option shall, during such twelve
(12)-month or shorter period following cessation of Service Provider status, be exercisable only to the extent of the number of shares (if any) in which the Optionee is vested on the date of such cessation of Service Provider status.

                     (ii) Any option granted to an Optionee under this Article Two and outstanding in whole or in part on the date of the Optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) in which the Optionee is vested on the date the Optionee ceases to be a Service Provider (less any of


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those shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur prior to the earlier of (i) the expiration date of the option term or (ii) the first anniversary of the date of the Optionee's death.

                    (iii) If the Optionee's Service Provider status is terminated for any of the following reasons, then all outstanding options granted the Optionee under this Article Two shall immediately terminate and cease to be exercisable immediately upon such termination:

                        (1) Optionee's intentional misconduct or continuing gross neglect of duties which materially and adversely affects the business and operations of the Company or any parent or subsidiary corporation employing Optionee;

                        (2) Optionee's unauthorized use or disclosure (or attempt thereat) of confidential information or trade secrets of the Company or its parent or subsidiary corporations; or

                        (3) Optionee's commission of an act involving embezzlement, theft, fraud, falsification of records, destruction of property or commission of a crime or other offense involving money or other property of the Company or any parent or subsidiary corporation employing Optionee.

                  The reasons for termination of Optionee as a Service Provider set forth in this subparagraph (iii) are not intended to be, and are not inclusive, of all acts or omissions which the Company may deem to constitute misconduct or other grounds for terminating the Optionee (or any other individual).

                     (iv) The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited period of exercisability following cessation of Service Provider status, not only with respect to the number of shares in which the Optionee is vested at the time of such cessation of Service Provider status but also with respect to one or more subsequent installments of purchasable shares in which the Optionee would otherwise have vested had the Optionee continued as a Service Provider.

                      (v) If the option is granted to an individual who is not an Employee of the Company, then the option agreement evidencing the granted option shall include provisions comparable to those set forth in subparagraphs
(i), (ii) and (iii) above, and may include provisions comparable to subparagraph
(iv) above, with respect to the Optionee's termination of service with the Company or its parent or subsidiary corporations.


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            4. Stockholder Rights.

                  An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and satisfied all other conditions precedent to the issuance of certificates for the purchased shares.

            5. Repurchase Rights. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to one or more repurchase rights of the Company in accordance with the following provisions:

                (i) The Committee shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service Provider status while holding such unvested shares, the Company shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee and set forth in the instrument evidencing such repurchase right.

               (ii) All of the Company's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under
Section III of Article Two of this Plan, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Committee at the time the repurchase right is issued.

              (iii) The Committee shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service Provider status, to cancel the Company's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Article Two and thereby accelerate the vesting of such shares in whole or in part at any time.

    II.     STOCK APPRECIATION RIGHTS

            A. The Committee shall have full power and authority, exercisable in its sole discretion, to grant selected Optionees tandem stock appreciation rights ("Tandem Rights") and/or limited stock appreciation rights ("Limited Rights") pertaining to all or part of the shares of Common Stock subject to one or more of their option grants under this Article Two.

            B. Tandem Rights may be granted at the same time the underlying option is granted or any time thereafter while the option remains outstanding. The Optionee may exercise such Tandem Right by surrendering the underlying option in whole or in part to


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the Company, to the extent such option is at the time exercisable for vested shares of Common Stock. In exchange for the surrendered option, the Optionee shall receive a distribution from the Company in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion) over (ii) the aggregate option price payable for such vested shares. However, the exercise of the Tandem Right shall be effective only if approved by the Committee. If so approved, the distribution to which the Optionee shall accordingly become entitled with respect to the surrendered option may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Committee shall in its sole discretion deem appropriate.

            C. If the surrender of an option is rejected by the Committee, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

            D. One or more Section 16(b) Insiders may, in the Committee's sole discretion, be granted Limited Rights(2) in conjunction with their outstanding options under this Article Two. Upon the occurrence of a Hostile Take-Over, each outstanding option with such a Limited Right in effect for at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms and conditions of the instrument evidencing such option.

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(2) Options granted to Section 16(b) Insiders prior to the effective date of the
June 15, 1992 Restatement contain a different form of Limited Right. Such right will provide each Section 16(b) Insider with a thirty (30)-day election period, following the successful completion of a hostile tender offer for fifty percent (50%) or more of the Company's outstanding voting securities, to surrender the underlying option for a cash distribution from the Company in an amount per share of Common Stock in which the Section 16(b) Insider is at the time vested under the surrendered option equal to the excess of the highest price per share paid in effecting such tender offer over the exercise price payable per share under the surrendered option.


                                       12.
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            E. For purposes of subparagraph D. above, the following definitions shall be in effect:

                  A HOSTILE TAKE-OVER shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than the officers and directors of the Company who are Section 16 Insiders.

                  The TAKE-OVER PRICE per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the option cancellation date or (b) the highest reported price per share paid by the acquiring entity in effecting such Hostile Take-Over. However, if the cancelled option is an Incentive Option, the Take-Over Price shall not exceed the clause (a) price per share.

            F. The shares of Common Stock subject to any option surrendered or cancelled for an appreciation distribution pursuant to this Section II shall NOT be available for subsequent option grant under the Plan.

   III.     CORPORATE TRANSACTION

            A. Upon the occurrence of any of the following transactions (a "Corporate Transaction") for which the approval of the Company's stockholders is obtained:

                  (i) a merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

                  (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any entity other than a parent or subsidiary of the Company, or

                  (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such fifty percent (50%) or greater interest immediately prior to such merger,


                                       13.
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                  then the exercisability of each option outstanding under this
Article Two shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation designed to preserve the option spread existing at the time of the Corporate Transaction and incorporating the same vesting schedule applicable to such option, or (iii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

            B. The Committee shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms and conditions as it may deem appropriate) for either the automatic acceleration of one or more assumed or replaced options which do not accelerate in connection with the Corporate Transaction or for the automatic vesting of any cash incentive programs implemented in replacement of such options, in the event the Optionee's employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

            C. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction shall remain subject to the applicable dollar limitation of Section IV.A.(iii) of this Article Two below.

            D. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding.

            E. The grant of options under this Article Two shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    IV.     INCENTIVE OPTIONS

            A. The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Options which are specifically designated as "non-statutory" options when issued under this Article Two shall not be subject to such terms and conditions.


                                       14.
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                (i) Option Price. The option price per share of the Common Stock subject to an Incentive Option shall in no event be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

               (ii) 10% Stockholder. If any individual to whom an Incentive Option is to be granted pursuant to the provisions of this Article Two is on the grant date the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (such person to be herein referred to as a 10% Stockholder), then
(i) the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date and (ii) the maximum term of the option shall not exceed five (5) years from the grant date.

              (iii) Dollar Limitation. The aggregate fair market value (determined on the basis of the Fair Market Value in effect on the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

            B. Except as modified by the preceding provisions of this Incentive Options section, all the provisions of the Plan shall be applicable to the Incentive Options granted hereunder.

     V.     CANCELLATION AND RE-GRANT OF OPTIONS

            The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under this Article Two and to grant in substitution therefor new options under this Article Two covering the same or different numbers of shares of Common Stock but having an option price per share not less than (i) eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the new grant date, (ii) one hundred percent (100%) of such Fair Market Value for an Incentive Option, or (iii) one hundred and ten percent (110%) of such Fair Market Value in the case of a 10% Stockholder.


                                       15.

                                  ARTICLE THREE

                         AUTOMATIC OPTION GRANT PROGRAM


     I.     ELIGIBILITY

            A. Eligible Directors. The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are serving as non-employee Board members on August 5, 1993, the effective date of this Automatic Option Grant Program (the "Effective Date"), and (ii) those individuals who are first elected or appointed as non-employee Board members on or after the Effective Date, whether through appointment by the Board or election by the Company's stockholders. Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

            B. Limitation. Except for the option grants to be made pursuant to the provisions of this Automatic Option Grant Program, an Eligible Director serving on the Committee shall not be eligible during such period of service to receive any additional option grants or stock issuances under this Plan or any other stock plan of the Company (or its parent or subsidiaries).

    II.     TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

            A. Grant Dates. Option grants shall be made under this Article Three on the dates specified below:

                      (i) Each Eligible Director who first becomes a non-employee Board member on or after the Effective Date of this Automatic Option Grant Program, whether through election by the Company's stockholders or appointment by the Board and who has not at any time been in the prior employ of the Company (or any parent or subsidiary corporation), shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 5,000 shares of Common Stock upon the terms and conditions of this Article Three.

                     (ii) On the date of each Annual Stockholders Meeting, commencing with the 1993 Annual Stockholders Meeting, each individual who is at the time serving as an Eligible Director shall automatically be granted at that meeting, whether or not such individual is standing for re-election as a Board member at that particular meeting and whether or not such individual has at any time been in the prior employ of the Company (or any parent or subsidiary corporation), a non-statutory stock option to purchase 1,500 shares of Common Stock upon the terms and conditions of this Article


                                       16.

      Three, provided he or she has served as a non-employee Board member for at least six (6) months prior to the date of such meeting. There shall be no limit on the number of 1,500-share option grants any one Eligible Director may receive over his or her period of Board service.

            The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

            B. Exercise Price. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

            C.    Payment.

                  The exercise price shall be payable in one of the alternative forms specified below:

                      (i) full payment in cash or check payable to the Company's order; or

                     (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings (which in any event shall not be less than six (6) months) and valued at Fair Market Value on the Exercise Date (as such term is defined below); or

                    (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Company's reported earnings (which in any event shall not be less than six
      (6) months) and valued at Fair Market Value on the Exercise Date and cash or check payable to the Company's order, equal in aggregate to the option price; or

                     (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member is to provide irrevocable written instructions (I) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, an amount sufficient to cover the aggregate option price payable for the purchased shares and
      (II) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.


                                       17.

            The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Company. Except to the extent the sale and remittance procedure specified in clause (iv) is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.

            D. Option Term. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

            E. Exercisability. Each automatic grant shall become exercisable in a series of four (4) equal and successive annual installments over the Optionee's period of service on the Board, with the first such installment to become exercisable twelve (12) months after the automatic grant date. The exercisability of each automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

            F. Non-Transferability. During the lifetime of the Optionee, each automatic option grant, together with the Limited Right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death.

            G. Termination of Board Service.

                  1. Should the Optionee's service as a Board member cease for any reason (other than death or permanent disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six (6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

                  2. Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve
(12) months after the date of the Optionee's death.

                  3. Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the


                                       18.

Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.

                  4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten
(10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten (10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board service.

            H. Stockholder Rights. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

            I. Remaining Terms. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-Statutory Stock Option Agreement attached as Exhibit A to the Plan.

   III.     CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

            A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

            B. In connection with any Change in Control of the Company, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. For purposes of this Article Three, a Change in Control shall be deemed to occur in the event:

                      (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires


                                       19.

      beneficial ownership (within the meaning of Rule 13d-3 of the Exchange
      Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's stockholders to accept; or

                     (ii) there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (I) have been Board members continuously since the beginning of such period or (II) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (I) who were still in office at the time such election or nomination was approved by the Board.

            C. A Limited Right shall be granted with respect to each automatic option granted under this Article Three. Upon the occurrence of a Hostile Take-Over, each such option which has been outstanding for a period of at least six (6) months shall automatically be cancelled, to the extent such option is at the time exercisable for fully-vested shares of Common Stock. The Optionee shall in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Take-Over Price of the vested shares of Common Stock at the time subject to the cancelled option (or cancelled portion of such option) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be paid within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Committee nor the consent of the Board shall be required in connection with the exercise of such Limited Right and cash distribution. The balance of the option (if any) shall continue to remain outstanding and exercisable in accordance with the terms and conditions of the instrument evidencing such option.

            D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

            E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    IV.     AMENDMENT OF THE AUTOMATIC GRANT PROVISIONS

            A. Limited Amendments. The provisions of this Automatic Option Grant Program, together with the automatic option grants outstanding under this Article Three,


                                       20.

may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable Federal income tax laws and regulations.


                                       21.

                                  ARTICLE FOUR

                                  MISCELLANEOUS

     I.     LOANS OR GUARANTEE OF LOANS

            The Committee may assist any Optionee (including any officer or director) in the exercise of one or more outstanding options under the Discretionary Option Grant Program by (a) authorizing the extension of a loan to such Optionee from the Company, (b) permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years or
(c) authorizing a guarantee by the Company of a third-party loan to the Optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) shall be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the Optionee shall not exceed the sum of (i) the aggregate option price of the purchased shares (less the par value) plus (ii) any Federal and State income and employment tax liability incurred by the Optionee in connection with the exercise of the option.

    II.     TAX WITHHOLDING

            A. The Company's obligation to deliver shares or cash upon the exercise or surrender of stock options or stock appreciation rights granted under the Plan shall be subject to the satisfaction by the Optionee of all applicable Federal, State and local income and employment tax withholding requirements.

            B. The Committee may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3 or any successor rule or regulation) provide any or all holders of outstanding option grants under the Plan (other than automatic option grants made pursuant to the provisions of Article Three) with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, a portion of such shares with an aggregate Fair Market Value equal to the designated percentage (any multiple of five percent (5%) specified by the Optionee) of the Federal and state income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more Optionees may also be granted the right to deliver pre-existing shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

   III.     EXTENSION OF EXERCISE PERIOD

            The Committee shall have full power and authority to extend the period of time for which any option granted under the Discretionary Option Grant Program is to


                                       22.

remain exercisable following the Optionee's termination of service from the twelve (12)-month or shorter period set forth in the option agreement to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

    IV.     AMENDMENT OF THE PLAN

            A. The Board shall have the complete and exclusive authority to amend or modify the Plan in any or all respects whatsoever. However, (i) no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to any stock options or stock appreciation rights at the time outstanding under the Plan and (ii) any amendment made to the Automatic Option Grant Program (or to any options outstanding thereunder) shall be in compliance with the limitation of Section IV of Article Three.

            B. The Board shall not, without the approval of the Company's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, the number of shares for which options may be granted to newly-elected or continuing Eligible Directors under Article Three of the Plan or the maximum number of share for which any one person may be granted stock options or separately exercisable stock appreciation rights over the term of the Plan, except for permissible adjustments in the event of a change in the corporate structure of the Company, (ii) materially increase the benefits accruing to participants under the Plan or (iii) materially modify the eligibility requirements for participation in the Plan.

     V.     EFFECTIVE DATE AND TERM OF PLAN

            A. The Plan was initially adopted by the Board and approved by the Company's sole stockholder on August 1, 1988. The Board and sole stockholder amended and restated the Plan effective May 15, 1991 (i) to increase the number of shares issuable pursuant to the Plan, (ii) to conform the provisions of the Plan to the SEC rules under Section 16 of the Exchange Act applicable to certain transactions effected under the Plan by Section 16(b) Insiders and (iii) to provide for the grant of Incentive Options. The Plan was further restated on June 15, 1992 (the "1992 Restatement") to (i) increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 200,000 shares, (ii) bring the Plan into compliance with revisions to SEC Rule 16b-3 which are to become effective on September 1, 1993 and (iii) effect certain technical revisions to the provisions of the Plan to facilitate plan administration and interpretation. The 1992 Restatement was approved by the Company's stockholders at the 1992 Annual Meeting. The Plan was further restated and amended by the Board in June, 1993 (the "1993 Restatement") to add the Automatic Option Grant Program. The 1993 Restatement was approved by the Company's stockholders at the 1993 Annual Meeting. On May 4, 1994, the Board approved an amendment to the Plan to (i) increase the aggregate number of shares issuable over the term thereof by 200,000 shares to a total of 1,335,000 shares and (ii) impose a limitation of 800,000 shares on the maximum number of shares of Common Stock


                                       23.

for which any one participant may be granted stock options and separately exercisable stock appreciation rights over the remaining term of the Plan. The amendment was approved by the Company's stockholders at the 1994 Annual Meeting.

            On June 21, 1996, the Board approved an amendment to the Plan to (i) increase the aggregate number of shares issuable over the term thereof by 200,000 shares, and (ii) to extend the expiration date of the Plan to June 30, 2006. These amendments were approved by the Company's stockholders at the 1996 Annual Meeting.

            B. The provisions of the 1992 and 1993 Restatements apply only to stock options and stock appreciation rights granted under the Plan from and after the respective effective dates of such Restatements. All stock options and stock appreciation rights issued and outstanding under the Plan immediately prior to such effective dates of the Restatements shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option or stock appreciation right) as in effect on the date each such option or stock appreciation was previously granted, and nothing in the 1992 or 1993 Restatements shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options or stock appreciation rights with respect to the acquisition of shares of Common Stock thereunder or the exercise of their outstanding stock appreciation rights.

            C. The sale and remittance procedure authorized for the exercise of outstanding options shall be available for all options granted under the Plan from and after November 6, 1991 and for all non-qualified options outstanding on such date. The Committee may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of incentive stock option shares effected on or after November 6, 1991, whether or not the option was granted on or before such date.

            D. The Plan shall in all events terminate upon the earlier of (i) June 30, 2006 or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise or surrender of stock options and/or stock appreciation rights under the Plan. If the date of termination is determined under clause (i) above, then any stock options and stock appreciation rights at the time outstanding under the Plan shall continue to have force and effect in accordance with the provisions of the instruments evidencing such grants.

            E. Options may be granted under the Discretionary Option Grant Program to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Company's stockholders and (ii) each option granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.


                                       24.

    VI.     MISCELLANEOUS

            A. Any cash proceeds received by the Company from the issuance of shares hereunder shall be used for general corporate purposes.

            B. The implementation of the Plan, the granting of any stock option, and the issuance of Common Stock hereunder, shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, and the stock options granted under it and the Common Stock issued pursuant to it.

            C. Neither the action of the Company in establishing the Plan, nor any action taken by the Board or the Committee hereunder, nor any provision of the Plan itself shall be construed so as to grant any individual the right to remain in the employ or service of the Company or any of its parent or subsidiary corporations for any period of specific duration, and the Company (or any parent or subsidiary retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

            D. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including (without limitation) the right of the Company (a) to grant options for proper corporate purposes otherwise than under this Plan to any Employee or other person, firm or company or association or (b) to grant options to, or assume the option of, any person in connection with the acquisition (by purchase, lease, merger, consolidation or otherwise) of the business and assets (in whole or in part) of any person, firm, company or association.


                                       25.